April 2024 Registration Statement No. 333-265158 Pricing Supplement dated April 24, 2024 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

Lookback Entry Buffered PLUS Based on the Performance of a Basket of Four Indices due October 29, 2026

Lookback Entry Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Unlike conventional debt securities, the Lookback Entry Buffered Performance Leveraged Upside SecuritiesSM (the “Buffered PLUS”) will pay no interest and provide a minimum payment at maturity of only 10% of the stated principal amount. If the final basket value is greater than the initial basket value, at maturity investors will receive the stated principal amount plus the leveraged upside performance of the basket, subject to the maximum payment at maturity. If the final basket value is less than the initial basket value but not by more than the buffer amount, at maturity investors will receive the stated principal amount. However, if the final basket value is less than the initial basket value by more than the buffer amount, at maturity investors will lose 1% of the stated principal amount for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount. The initial basket value is 100 and the final basket value will be based on the unequally weighted returns of the basket components from their respective lowest closing levels during the one-month lookback observation period beginning on the pricing date to their respective closing levels on the valuation date. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are for investors who seek exposure to the basket and who are willing and able to risk a significant portion of their principal and forgo current income and upside above the maximum payment at maturity in exchange for the lookback feature used in determining the lookback component values and the leverage and buffer features, which, in each case, apply to a limited range of performance of the basket. The Buffered PLUS are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the Buffered PLUS, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 5 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Buffered PLUS. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

FINAL TERMS
Issuer:	Barclays Bank PLC
Reference asset*:	An unequally weighted basket (the “basket”) consisting of four equity indices (each, a “basket component” and, together, the “basket components”). The basket components, the Bloomberg ticker symbol for each basket component and the weighting of each basket component are as follows:
Basket Component	Bloomberg Ticker Symbol	Weighting
S&P 500® Index (the “SPX Index”)	SPX<Index>	43%
TOPIX® Index (the “TPX Index”)	TPX<Index>	28%
MSCI EAFE® Index (the “MXEA Index”)	MXEA<Index>	23%
Russell 2000® Index (the “RTY Index”)	RTY<Index>	6%
Due to the unequal weighting of each basket component, the performance of the SPX Index will have a significantly larger impact on the return on the Buffered PLUS than the performances of the TPX Index, the MXEA Index and the RTY Index.
Aggregate principal amount:	$3,600,000
Stated principal amount:	$1,000 per Buffered PLUS
Pricing date:	April 24, 2024
Original issue date:	April 29, 2024
Valuation date†:	October 26, 2026
Maturity date†:	October 29, 2026
Interest:	None
Payment at maturity:

You will receive on the maturity date a cash payment per Buffered PLUS determined as follows:

•    If the final basket value is greater than the initial basket value:

the lesser of (a) $1,000 + leveraged upside payment and (b) maximum payment at maturity

•    If the final basket value is equal to the initial basket value or less than the initial basket value but not by more than the buffer amount of 10%:

$1,000

•    If the final basket value is less than the initial basket value by more than the buffer amount of 10%:

($1,000 × basket performance factor) + $100.00

This amount will be less than the stated principal amount of $1,000, but will be at least $100.00. Investors may lose up to 90% of their initial investment in the Buffered PLUS. Any payment on the Buffered PLUS, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	Notwithstanding and to the exclusion of any other term of the Buffered PLUS or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Buffered PLUS (or the trustee on behalf of the holders of the Buffered PLUS), by acquiring the Buffered PLUS, each holder and beneficial owner of the Buffered PLUS acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 5 of this document.
Maximum payment at maturity:	$1,300.00 per Buffered PLUS (130.00% of the stated principal amount)
Minimum payment at maturity:	$100.00 per Buffered PLUS (10% of the stated principal amount)
Leveraged upside payment:	$1,000 × leverage factor × basket return
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per Buffered PLUS	$1,000	$1,000	$7.50(2) $2.50(3)	$990.00
Total	$3,600,000	$3,600,000	$36,000	$3,564,000
(1)	Our estimated value of the Buffered PLUS on the pricing date, based on our internal pricing models, is $976.00 per Buffered PLUS. The estimated value is less than the initial issue price of the Buffered PLUS. See “Additional Information Regarding Our Estimated Value of the Buffered PLUS” on page 4 of this document.
(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $7.50 for each Buffered PLUS they sell. See “Supplemental Plan of Distribution” in this document.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $2.50 for each Buffered PLUS.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the Buffered PLUS and hold such Buffered PLUS for investment for a period of at least 30 days. Accordingly, the total principal amount of the Buffered PLUS may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of Buffered PLUS available for secondary trading and, therefore, could adversely affect the price of the Buffered PLUS in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the Buffered PLUS involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 16 of this document and beginning on page S-9 of the prospectus supplement. You should read this document together with the related prospectus, prospectus supplement and underlying supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.

The Buffered PLUS will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Buffered PLUS or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this document in the initial sale of the Buffered PLUS. In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the Buffered PLUS after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.

The Buffered PLUS constitute our unsecured and unsubordinated obligations. The Buffered PLUS are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated May 23, 2022	Prospectus Supplement dated June 27, 2022	Underlying Supplement dated June 27, 2022

Lookback Entry Buffered PLUS Based on the Performance of a Basket of Four Indices due October 29, 2026

Lookback Entry Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Leverage factor:	200%
Buffer amount:	10%. As a result of the buffer amount of 10%, the final basket value must be at or above 90.00, which is 90% of the initial basket value, so that investors do not suffer a loss on their initial investment in the Buffered PLUS.
Basket return:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Initial basket value:	100
Final basket value*:

The final basket value will be calculated as follows:

100 × [1 + (component return of the SPX Index × 43.00%) + (component return of the TPX Index × 28.00%) + (component return of the MXEA Index × 23.00%) + (component return of the RTY Index × 6.00%)]

Component return:	The component return of each basket component will equal: (final component value – lookback component value) / lookback component value
Lookback component value*:

With respect to each basket component, the lowest closing level of that basket component during the lookback observation period, which includes the pricing date. Consequently, the lookback component value of a basket component will not be greater than the closing level of that basket component on the pricing date.

The closing level of the SPX Index on the pricing date is 5,071.63, the closing level of the TPX Index on the pricing date is 2,710.73, the closing level of the MXEA Index on the pricing date is 2,282.78 and the closing level of the RTY Index on the pricing date is 1,995.426.

Lookback observation period:

With respect to each basket component, the lookback observation period will consist of each scheduled trading day for that basket component from and including the pricing date to and including the lookback end date. If a market disruption event occurs with respect to a basket component on any scheduled trading day for that basket component during the lookback observation period (other than the lookback end date), that day will be disregarded for purposes of determining the lookback component value of that basket component.

For the avoidance of doubt, if the lookback end date is a scheduled trading day for any basket component and no market disruption event occurs with respect to that basket component on that day, the lookback end date will not be postponed with respect to that basket component and the calculation agent will observe the closing level of that basket component on that day for purposes of determining the lookback component value of that basket component, even if that day is not a scheduled trading day for any other basket component or a market disruption event has occurred with respect to any other basket component on that day.

Lookback end date†:	May 24, 2024
Final component value*:	With respect to each basket component, the closing level of that basket component on the valuation date
Closing level*:	Closing level has the meaning set forth under “Reference Assets—Indices—Special Calculation Provisions” in the prospectus supplement.
Calculation agent:	Barclays Bank PLC
Additional terms:	Terms used in this document, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
CUSIP / ISIN:	06745QNT2 / US06745QNT21
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
*	If a basket component is discontinued or if the sponsor of a basket component fails to publish that basket component, the calculation agent may select a successor basket component or, if no successor basket component is available, will calculate the value to be used as the closing level of that basket component. In addition, the calculation agent will calculate the value to be used as the closing level of a basket component in the event of certain changes in or modifications to that basket component. For more information, see “Reference Assets—Indices—Adjustments Relating to Securities with an Index as a Reference Asset” and “Reference Assets—Baskets—Adjustments Relating to Securities Linked to a Basket” in the accompanying prospectus supplement.
†	The lookback end date and the valuation date may be postponed if such date is not a scheduled trading day with respect to any basket component or if a market disruption event occurs with respect to any basket component on such date as described under “Reference Assets—Indices—Market Disruption Events for Securities with an Index of Equity Securities as a Reference Asset” and “Reference Assets—Baskets—Scheduled Trading Days and Market Disruption Events for Securities Linked to a Basket of Equity Securities, Exchange-Traded Funds and/or Indices of Equity Securities” in the accompanying prospectus supplement. In addition, the maturity date will be postponed if that day is not a business day or if the valuation date is postponed as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement.
Barclays Capital Inc.
April 2024	Page 2

Lookback Entry Buffered PLUS Based on the Performance of a Basket of Four Indices due October 29, 2026

Lookback Entry Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Buffered PLUS

You should read this document together with the prospectus dated May 23, 2022, as supplemented by the prospectus supplement dated June 27, 2022 relating to our Global Medium-Term Notes, Series A, of which the Buffered PLUS are a part, and the underlying supplement dated June 27, 2022. This document, together with the documents listed below, contains the terms of the Buffered PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the Buffered PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Buffered PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

▪	Prospectus dated May 23, 2022: http://www.sec.gov/Archives/edgar/data/312070/000119312522157585/d337542df3asr.htm

▪	Prospectus supplement dated June 27, 2022: http://www.sec.gov/Archives/edgar/data/0000312070/000095010322011301/dp169388_424b2-prosupp.htm

▪	Underlying supplement dated June 27, 2022: http://www.sec.gov/Archives/edgar/data/0000312070/000095010322011304/dp169384_424b2-underl.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

April 2024	Page 3

Lookback Entry Buffered PLUS Based on the Performance of a Basket of Four Indices due October 29, 2026

Lookback Entry Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information Regarding Our Estimated Value of the Buffered PLUS

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the Buffered PLUS might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Buffered PLUS on the pricing date is less than the initial issue price of the Buffered PLUS. The difference between the initial issue price of the Buffered PLUS and our estimated value of the Buffered PLUS results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Buffered PLUS, the estimated cost that we may incur in hedging our obligations under the Buffered PLUS, and estimated development and other costs that we may incur in connection with the Buffered PLUS. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

Our estimated value on the pricing date is not a prediction of the price at which the Buffered PLUS may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Buffered PLUS in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Buffered PLUS in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Buffered PLUS in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the Buffered PLUS because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Buffered PLUS and other costs in connection with the Buffered PLUS that we will no longer expect to incur over the term of the Buffered PLUS. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the Buffered PLUS and/or any agreement we may have with the distributors of the Buffered PLUS. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Buffered PLUS based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 16 of this document.

April 2024	Page 4

Lookback Entry Buffered PLUS Based on the Performance of a Basket of Four Indices due October 29, 2026

Lookback Entry Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the Buffered PLUS or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the Buffered PLUS (or the trustee on behalf of the holders of the Buffered PLUS), by acquiring the Buffered PLUS, each holder and beneficial owner of the Buffered PLUS acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Buffered PLUS; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Buffered PLUS into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the Buffered PLUS such shares, securities or obligations); (iii) the cancellation of the Buffered PLUS and/or (iv) the amendment or alteration of the maturity of the Buffered PLUS, or amendment of the amount of interest or any other amounts due on the Buffered PLUS, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Buffered PLUS solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the Buffered PLUS further acknowledges and agrees that the rights of the holders or beneficial owners of the Buffered PLUS are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the Buffered PLUS may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—Risks Relating to the Issuer—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

April 2024	Page 5

Lookback Entry Buffered PLUS Based on the Performance of a Basket of Four Indices due October 29, 2026

Lookback Entry Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Lookback Entry Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Lookback Entry Buffered PLUS Based on the Performance of a Basket of Four Indices due October 29, 2026 (the “Buffered PLUS”) can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket, based on the unequally weighted returns of the basket components from their respective lookback component values to their respective final component values

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario

▪	To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

▪	To obtain a buffer against a specified level of negative performance in the basket

If the final basket value is less than the initial basket value by more than the buffer amount, at maturity investors will lose 1% of the stated principal amount of their investment for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount.

Maturity:	Approximately 2.5 years
Leverage factor:	200%
Maximum payment at maturity:	$1,300.00 per Buffered PLUS (130.00% of the stated principal amount)
Buffer amount:	10%
Basket weighting:	43.00% for the SPX Index, 28.00% for the TPX Index, 23.00% for the MXEA Index and 6.00% for the RTY Index
Limited lookback feature:	The final basket value, to which the initial basket value will be compared to determine the payment at maturity, will be based on the unequally weighted returns of the basket components from their respective lookback component values to their respective final component values. The lookback component value of each basket component will be the lowest closing level of that basket component during the lookback observation period beginning on the pricing date.
Minimum payment at maturity:	$100.00 per Buffered PLUS. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS.
Interest:	None
April 2024	Page 6

Lookback Entry Buffered PLUS Based on the Performance of a Basket of Four Indices due October 29, 2026

Lookback Entry Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are for investors who seek exposure to the basket and who are willing and able to risk a significant portion of their principal and forgo current income and upside above the maximum payment at maturity in exchange for the lookback feature used in determining the lookback component values and the leverage and buffer features, which, in each case, apply to a limited range of performance of the basket.

Leveraged Performance	The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance of the basket relative to a direct investment in the basket.
Lookback Observation Period	The payment at maturity on the Buffered PLUS will be based on whether the final basket value is greater than, equal to or less than the initial basket value. The initial basket value is 100 and the final basket value will be based on the unequally weighted returns of the basket components from their respective lookback component values to their respective final component values. The lookback component value of each basket component will be the lowest closing level of that basket component during the one-month lookback observation period beginning on the pricing date. With respect to each basket component, the lookback observation period will consist of each scheduled trading day for that basket component from and including the pricing date to and including the lookback end date. If a market disruption event occurs with respect to a basket component on any scheduled trading day for that basket component during the lookback observation period (other than the lookback end date), that day will be disregarded for purposes of determining the lookback component value of that basket component. With respect to each basket component, if the closing level of the basket component declines during the lookback observation period, its component return will be determined by reference to its final component value as compared to its lowest closing level during this period.
Upside Scenario	The final basket value is greater than the initial basket value. In this case, at maturity, the Buffered PLUS pay the stated principal amount of $1,000 plus a return equal to 200% of the basket return, subject to the maximum payment at maturity of $1,300.00 per Buffered PLUS (130.00% of the stated principal amount).
Par Scenario	The final basket value is equal to the initial basket value or less than the initial basket value but not by more than the buffer amount. In this case, at maturity, the Buffered PLUS pay the stated principal amount of $1,000 per Buffered PLUS even though the value of the basket has declined.
Downside Scenario	The final basket value is less than the initial basket value by more than the buffer amount. In this case, at maturity, the Buffered PLUS pay less than the stated principal amount by an amount that is equal to the percentage decrease from the initial basket value to the final basket value beyond the buffer amount of 10%. For example, if the final basket value is equal to 50% of the initial basket value, the Buffered PLUS will pay $600.00 per Buffered PLUS, or 60% of the stated principal amount, for a loss of 40% of the stated principal amount. The minimum payment at maturity is $100.00 per Buffered PLUS.
April 2024	Page 7

Lookback Entry Buffered PLUS Based on the Performance of a Basket of Four Indices due October 29, 2026

Lookback Entry Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Selected Purchase Considerations

The Buffered PLUS are not appropriate for all investors. The Buffered PLUS may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You anticipate that the final basket value will be greater than the initial basket value, and you are willing and able to accept the risk that, if the final basket value is less than the initial basket value by more than the buffer amount, you will lose some, and may lose up to 90%, of the stated principal amount of the Buffered PLUS.

▪	You understand and accept that any potential return on the Buffered PLUS is limited by the maximum payment at maturity.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the basket, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the basket components, nor will you have any voting rights with respect to the securities composing the basket components.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the Buffered PLUS to maturity.

▪	You are willing and able to assume our credit risk for all payments on the Buffered PLUS.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The Buffered PLUS may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the final basket value will be less than the initial basket value, or you are unwilling or unable to accept the risk that, if the final basket value is less than the initial basket value by more than the buffer amount, you will lose some, and may lose up to 90%, of the stated principal amount of the Buffered PLUS.

▪	You seek an investment with uncapped exposure to any positive performance of the basket.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the basket, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the basket components.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the Buffered PLUS to maturity.

▪	You are unwilling or unable to assume our credit risk for all payments on the Buffered PLUS.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the Buffered PLUS. You should reach a decision whether to invest in the Buffered PLUS after carefully considering, with your advisors, the appropriateness of the Buffered PLUS in light of your investment objectives and the specific information set forth in this document, the prospectus, the prospectus supplement and the underlying supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the appropriateness of the Buffered PLUS for investment.

April 2024	Page 8

Lookback Entry Buffered PLUS Based on the Performance of a Basket of Four Indices due October 29, 2026

Lookback Entry Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	200%
Buffer amount:	10%
Maximum payment at maturity:	$1,300.00 per Buffered PLUS (130.00% of the stated principal amount)
Minimum payment at maturity:	$100.00 per Buffered PLUS

Buffered PLUS Payoff Diagram

Scenario Analysis

▪	Upside Scenario. If the final basket value is greater than the initial basket value, at maturity investors will receive the $1,000 stated principal amount plus 200% of the appreciation of the basket from the initial basket value to the final basket value, subject to the maximum payment at maturity. Under the terms of the Buffered PLUS, investors will realize the maximum payment at maturity at a final basket value of 115.00% of the initial basket value.

▪	For example, if the basket appreciates by 3%, at maturity investors would receive a 6% return, or $1,060.00 per Buffered PLUS.

▪	If the basket appreciates by 50%, investors would receive only the maximum payment at maturity of $1,300.00 per Buffered PLUS, or 130.00% of the stated principal amount.

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Principal at Risk Securities

▪	Par Scenario. If the final basket value is equal to the initial basket value or less than the initial basket value but not by more than the buffer amount of 10%, at maturity investors will receive the stated principal amount of $1,000 per Buffered PLUS.

▪	For example, if the basket depreciates by 5%, at maturity investors would receive the $1,000 stated principal amount per Buffered PLUS.

▪	Downside Scenario. If the final basket value is less than the initial basket value by more than the buffer amount of 10%, at maturity investors will receive an amount that is less than the $1,000 stated principal amount and that will reflect a 1% loss of principal for each 1% decline in the basket beyond the buffer amount. Investors may lose up to 90% of their initial investment in the Buffered PLUS.

▪	For example, if the basket depreciates by 50%, investors would lose 40% of their principal and receive only $600.00 per Buffered PLUS at maturity, or 60% of the stated principal amount.

How the final basket value and the lookback component value for each basket component are determined (assuming no market disruption event has occurred)

The payment at maturity on the PLUS will be based on whether the final basket value is greater than, equal to or less than the initial basket value. The initial basket value is 100 and the final basket value will be based on the component returns of the basket components from their respective lookback component values to their respective final component values. The lookback component value of each basket component will be the lowest closing level of that basket component during the one-month lookback observation period beginning on the pricing date, and the final component value of each basket component will be the closing level of that basket component on the valuation date.

▪	The closing level of a basket component appreciates or remains flat during the lookback observation period. A basket component appreciates or remains flat during the lookback observation period such that the closing level of that basket component on each scheduled trading day for that basket component during that period is greater than or equal to the closing level of that basket component on the pricing date. In this scenario, the lookback component value of the applicable basket component will be the closing level of that basket component on the pricing date.

▪	The closing level of a basket component depreciates during the lookback observation period. A basket component depreciates during the lookback observation period such that the lowest closing level of that basket component on a scheduled trading day for that basket component during that period is less than the closing level of that basket component on the pricing date. In this scenario, the lookback component value of the applicable basket component will be that lowest closing level of that basket component.

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Principal at Risk Securities

What Is the Total Return on the Buffered PLUS at Maturity, Assuming a Range of Performances for the Basket?

The following table and examples illustrate the hypothetical payment at maturity and hypothetical total return at maturity on the Buffered PLUS. The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 stated principal amount to $1,000.00. The table and examples set forth below reflect the maximum payment at maturity of $1,300.00 per Buffered PLUS (130.00% of the stated principal amount), the initial basket value of 100.00, the leverage factor of 200% and the buffer amount of 10%. Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the Buffered PLUS. The numbers appearing in the following table and examples have been rounded for ease of analysis. The table and examples below do not take into account any tax consequences from investing in the Buffered PLUS.

Final Basket Value	Basket Return	Basket Performance Factor	Payment at Maturity	Total Return on Buffered PLUS
150.00	50.00%	N/A	$1,300.00	30.00%
140.00	40.00%	N/A	$1,300.00	30.00%
130.00	30.00%	N/A	$1,300.00	30.00%
120.00	20.00%	N/A	$1,300.00	30.00%
115.00	15.00%	N/A	$1,300.00	30.00%
110.00	10.00%	N/A	$1,200.00	20.00%
105.00	5.00%	N/A	$1,100.00	10.00%
102.50	2.50%	N/A	$1,050.00	5.00%
100.00	0.00%	N/A	$1,000.00	0.00%
95.00	-5.00%	N/A	$1,000.00	0.00%
90.00	-10.00%	N/A	$1,000.00	0.00%
85.00	-15.00%	85.00%	$950.00	-5.00%
80.00	-20.00%	80.00%	$900.00	-10.00%
70.00	-30.00%	70.00%	$800.00	-20.00%
60.00	-40.00%	60.00%	$700.00	-30.00%
50.00	-50.00%	50.00%	$600.00	-40.00%
40.00	-60.00%	40.00%	$500.00	-50.00%
30.00	-70.00%	30.00%	$400.00	-60.00%
20.00	-80.00%	20.00%	$300.00	-70.00%
10.00	-90.00%	10.00%	$200.00	-80.00%
0.00	-100.00%	0.00%	$100.00	-90.00%
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Principal at Risk Securities

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and total return in different hypothetical scenarios are calculated, and are based on the hypothetical lookback component values of 100.00 and the maximum payment at maturity of $1,300.00. The hypothetical lookback component value of 100.00 for each basket component has been chosen for illustrative purposes only and may not represent a likely lookback component value for any basket component. Please see “Basket Overview” below for recent actual values of the basket components. The actual lookback component value of each basket component will be the lowest closing level of that basket component during the lookback observation period.

Example 1: The value of the basket increases from the initial basket value of 100.00 to a final basket value of 150.00.

Basket Component	Hypothetical Lookback Component Value	Final Component Value	Basket Component Return	Weighting
SPX Index	100.00	160.00	60.00%	43.00%
TPX Index	100.00	120.00	20.00%	28.00%
MXEA Index	100.00	170.00	70.00%	23.00%
RTY Index	100.000	141.590	41.59%	6.00%

Step 1: Calculate the final basket value based on the final component values and weightings for each basket component.

The final basket value is calculated as follows:

100.00 × (1+ [(60.00% × 43.00%) + (20.00% × 28.00%) + (70.00% × 23.00%) + (41.59% × 6.00%)]) = 150.00

Therefore, the final basket value is 150.00.

Step 2: Calculate the payment at maturity.

Because the final basket value is greater than the initial basket value, the payment at maturity is calculated as follows:

the lesser of (a) $1,000 + leveraged upside payment and (b) maximum payment at maturity

= the lesser of (a) $1,000 + ($1,000 × leverage factor × basket return) and (b) $1,300.00

First, calculate the basket return:

basket return = (final basket value – initial basket value) / initial basket value = (150.00 – 100.00) / 100.00 = 50.00%

Next, calculate the leveraged upside payment:

leveraged upside payment = $1,000 × leverage factor × basket return = ($1,000 × 200% × 50.00%) = $1,000.00

Because $1,000 plus the leveraged upside payment of $1,000.00 is greater than the maximum payment at maturity, the payment at maturity is equal to the maximum payment at maturity of $1,300.00 per Buffered PLUS, representing a total return of 30.00% on the Buffered PLUS.

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Example 2: The value of the basket increases from the initial basket value of 100.00 to a final basket value of 105.00.

Basket Component	Hypothetical Lookback Component Value	Final Component Value	Basket Component Return	Weighting
SPX Index	100.00	112.00	12.00%	43.00%
TPX Index	100.00	86.87	-13.13%	28.00%
MXEA Index	100.00	114.00	14.00%	23.00%
RTY Index	100.000	105.000	5.00%	6.00%

Step 1: Calculate the final basket value based on the final component values and weightings for each basket component.

The final basket value is calculated as follows:

100.00 × (1+ [(12.00% × 43.00%) + (-13.13% × 28.00%) + (14.00% × 23.00%) + (5.00% × 6.00%)]) = 105.00

Therefore, the final basket value is 105.00.

Step 2: Calculate the payment at maturity.

Because the final basket value is greater than the initial basket value, the payment at maturity is calculated as follows:

the lesser of (a) $1,000 + leveraged upside payment and (b) maximum payment at maturity

= the lesser of (a) $1,000 + ($1,000 × leverage factor × basket return) and (b) $1,300.00

First, calculate the basket return:

basket return = (final basket value – initial basket value) / initial basket value = (105.00 – 100.00) / 100.00 = 5.00%

Next, calculate the leveraged upside payment:

leveraged upside payment = $1,000 × leverage factor × basket return = ($1,000 × 200% × 5.00%) = $100.00

Because $1,000 plus the leveraged upside payment of $100.00 is less than the maximum payment at maturity, the payment at maturity is equal to $1,100.00 per Buffered PLUS, representing a total return of 10.00% on the Buffered PLUS.

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Principal at Risk Securities

Example 3: The value of the basket decreases from the initial basket value of 100.00 to a final basket value of 95.00.

Basket Component	Hypothetical Lookback Component Value	Final Component Value	Basket Component Return	Weighting
SPX Index	100.00	51.50	-48.50%	43.00%
TPX Index	100.00	140.00	40.00%	28.00%
MXEA Index	100.00	118.70	18.70%	23.00%
RTY Index	100.000	105.900	5.90%	6.00%

Step 1: Calculate the final basket value based on the final component values and weightings for each basket component.

The final basket value is calculated as follows:

100.00 × (1+ [(-48.50% × 43.00%) + (40.00% × 28.00%) + (18.70% × 23.00%) + (5.90% × 6.00%)]) = 95.00

Therefore, the final basket value is 95.00.

Step 2: Calculate the payment at maturity.

In this example, the hypothetical final component value of the SPX Index is less than its hypothetical lookback component value, while the hypothetical final component values of the TPX Index, the MXEA Index and the RTY Index are each greater than their respective hypothetical lookback component values. Although the TPX Index, the MXEA Index and the RTY Index appreciated, the large decline in the SPX Index completely offsets the appreciation of the TPX Index, the MXEA Index and the RTY Index and results in the hypothetical final basket value being less than 100.00.

Because the final basket value is equal to the initial basket value or less than the initial basket value but not by more than the buffer amount of 10%, the payment at maturity is equal to the stated principal amount of $1,000.00 per Buffered PLUS.

The total return on the Buffered PLUS is 0.00%.

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Principal at Risk Securities

Example 4: The value of the basket decreases from the initial basket value of 100.00 to a final basket value of 50.00.

Basket Component	Hypothetical Lookback Component Value	Final Component Value	Basket Component Return	Weighting
SPX Index	100.00	65.25	-34.75%	43.00%
TPX Index	100.00	55.00	-45.00%	28.00%
MXEA Index	100.00	23.50	-76.50%	23.00%
RTY Index	100.000	19.000	-81.00%	6.00%

Step 1: Calculate the final basket value based on the final component values and weightings for each basket component.

The final basket value is calculated as follows:

100.00 × (1+ [(-34.75% × 43.00%) + (-45.00% × 28.00%) + (-76.50% × 23.00%) + (-81.00% × 6.00%)]) = 50.00

Therefore, the final basket value is 50.00.

Step 2: Calculate the payment at maturity.

Because the final basket value is less than the initial basket value by more than the buffer amount of 10%, the payment at maturity is equal to $600.00 per Buffered PLUS, calculated as follows:

($1,000 × basket performance factor) + $100.00

= [$1,000 × (final basket value / initial basket value)] + $100.00

= [$1,000 × (50.00 / 100.00)] + $100.00 = $600.00

The total return on the Buffered PLUS is -40.00%.

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Principal at Risk Securities

Risk Factors

An investment in the Buffered PLUS involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Buffered PLUS. Investing in the Buffered PLUS is not equivalent to investing directly in the basket, any basket component or any of the securities composing any basket component. Some of the risks that apply to an investment in the Buffered PLUS are summarized below, but we urge you to read the more detailed explanation of risks relating to the Buffered PLUS generally in the “Risk Factors” section of the prospectus supplement. You should not purchase the Buffered PLUS unless you understand and can bear the risks of investing in the Buffered PLUS.

Risks Relating to the Buffered PLUS Generally

▪	The Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of your principal. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of your principal. If the final basket value is less than the initial basket value by more than the buffer amount of 10%, the payment at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each Buffered PLUS by a percentage equal to the percentage decrease from the initial basket value to the final basket value beyond the buffer amount. You may lose up to 90% of your initial investment in the Buffered PLUS.

▪	The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of $1,300.00 per Buffered PLUS (130.00% of the stated principal amount). Although the leverage factor provides 200% exposure to any increase in the final basket value as compared to the initial basket value, because the payment at maturity will be limited to 130.00% of the stated principal amount for the Buffered PLUS, any increase in the final basket value as compared to the initial basket value by more than 15.00% of the initial basket value will not further increase the return on the Buffered PLUS.

▪	The lookback component value of each basket component will not be determined until the end of the lookback observation period. Because the lookback component value of each basket component will be the lowest closing level of that basket component during the lookback observation period, the lookback component value for each basket component will not be determined until the end of the lookback observation period. The lookback observation period for each basket component is a one-month period that will consist of each scheduled trading day for that basket component from and including the pricing date to and including the lookback end date. If a market disruption event occurs with respect to a basket component on any scheduled trading day for that basket component during the lookback observation period (other than the lookback end date), that day will be disregarded for purposes of determining the lookback component value of that basket component. Accordingly, you will not know the lookback component value of the basket components, which will be used to determine the component return of each basket component, for a significant period of time after the pricing date. There can be no assurance that the closing level of any basket component will decline during the lookback observation period below the closing level of that basket component on the pricing date. In addition, there can be no assurance that if a basket component does decline during the lookback observation period, that such decline will occur on a scheduled trading day for that basket component on which there is no market disruption event for that basket component. Furthermore, even if the closing level of any basket component declines during the lookback observation period below its respective closing level on the pricing date, there can be no assurance that the final basket value will be greater than the initial basket value so that you earn a positive return on the Buffered PLUS at maturity.

▪	Any payment on the Buffered PLUS will be determined based on the closing levels of the basket components on the dates specified. Any payment on the Buffered PLUS will be determined based on the closing levels of the basket components on the dates specified. You will not benefit from any more favorable values of the basket components determined at any other time.

▪	Investing in the Buffered PLUS is not equivalent to investing in the basket or the securities composing the basket components. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities composing the basket components.

▪	Correlation (or lack of correlation) of performances among the basket components may adversely affect your return on the Buffered PLUS, and changes in the value of the basket components may offset each other. “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the value of the basket components may not correlate with each other. At a time when one basket component increases in value, the value of another basket component may not increase as much, or may even decline in value. Therefore, in calculating the basket components’ performance on the valuation date, an increase in the value of one basket component may be moderated, or wholly offset, by a lesser increase or by a decline in the value of another basket component. Further, because the basket components are unequally weighted, increases in the values of the lower-weighted basket components may be offset by even small decreases in value of the more heavily weighted basket component. In addition, however, high correlation of movements in the values of the basket components could adversely affect your return on the Buffered PLUS during periods of negative performance of the basket components. Changes in the correlation of the basket components may adversely affect the market value of the Buffered PLUS.

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Principal at Risk Securities

▪	The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Buffered PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Buffered PLUS are uncertain, and the IRS or a court might not agree with the treatment of the Buffered PLUS as prepaid forward contracts, as described below under “Additional provisions—Tax considerations.” If the IRS were successful in asserting an alternative treatment for the Buffered PLUS, the tax consequences of the ownership and disposition of the Buffered PLUS could be materially and adversely affected.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Buffered PLUS (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Issuer

▪	Credit of issuer. The Buffered PLUS are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Buffered PLUS, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Buffered PLUS and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Buffered PLUS.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding and to the exclusion of any other term of the Buffered PLUS or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Buffered PLUS (or the trustee on behalf of the holders of the Buffered PLUS), by acquiring the Buffered PLUS, each holder and beneficial owner of the Buffered PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the Buffered PLUS losing all or a part of the value of your investment in the Buffered PLUS or receiving a different security from the Buffered PLUS, which may be worth significantly less than the Buffered PLUS and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the Buffered PLUS. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Buffered PLUS will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Buffered PLUS. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Basket Components

▪	Each basket component reflects the price return of the securities composing that basket component, not the total return. The return on the Buffered PLUS is based on the performance of a basket composed of the basket components. The performance of each basket component reflects changes in the market prices of the securities composing that basket component. Each basket component is not a “total return” index that, in addition to reflecting those price returns, would also reflect dividends paid on the securities composing that basket component. Accordingly, the return on the Buffered PLUS will not include such a total return feature.

▪	Adjustments to the basket components could adversely affect the value of the Buffered PLUS. The sponsor of a basket component may add, delete, substitute or adjust the securities composing that basket component or make other methodological changes to that basket component that could affect its performance. The calculation agent will calculate the value to be used as the closing level of a basket component in the event of certain material changes in or modifications to that basket component. In addition, the sponsor of a basket component may also discontinue or suspend calculation or publication of that basket component

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Principal at Risk Securities

at any time. Under these circumstances, the calculation agent may select a successor index that the calculation agent determines to be comparable to the discontinued basket component or, if no successor index is available, the calculation agent will determine the value to be used as the closing level of that basket component. Any of these actions could adversely affect the value of the relevant basket component and, consequently, the value of the Buffered PLUS. See “Reference Assets—Indices—Adjustments Relating to Securities with an Index as a Reference Asset” and “Reference Assets—Baskets—Adjustments Relating to Securities Linked to a Basket” in the accompanying prospectus supplement.

▪	Governmental legislative or regulatory actions, such as sanctions, could adversely affect your investment in the Buffered PLUS. Governmental legislative or regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Buffered PLUS or securities included in any basket component, or engaging in transactions in them, and any such action could adversely affect the value of that basket component. These legislative or regulatory actions could result in restrictions on the Buffered PLUS. You may lose a significant portion or all of your initial investment in the Buffered PLUS if you are forced to divest the Buffered PLUS due to government mandates, especially if such divestment must be made at a time when the value of the Buffered PLUS has declined.

▪	There are risks associated with investments in securities, such as the Buffered PLUS, linked to the value of non-U.S. equity securities in non-U.S. securities markets with respect to the TPX Index and the MXEA Index. The equity securities composing the TPX Index and the MXEA Index are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities, such as the Buffered PLUS, involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪	The Buffered PLUS do not provide direct exposure to fluctuations in exchange rates between the U.S. dollar and the yen with respect to the TPX Index. The TPX Index is composed of non-U.S. securities denominated in yen. Because the value of the TPX Index is also calculated in yen (and not in U.S. dollars), the performance of the TPX Index will not be adjusted for exchange rate fluctuations between the U.S. dollar and the yen. In addition, any payments on the Buffered PLUS determined based in part on the performance of the TPX Index will not be adjusted for exchange rate fluctuations between the U.S. dollar and the yen. Therefore, holders of the Buffered PLUS will not benefit from any appreciation of the yen relative to the U.S. dollar.

▪	The value of the MXEA Index is subject to currency exchange risk with respect to the U.S. dollar and the non-U.S. currencies represented in the MXEA Index. Because the securities included in the MXEA Index are denominated in non-U.S. currencies and are converted into U.S. dollars for purposes of calculating the value of the MXEA Index, the value of the MXEA Index will be exposed to the currency exchange rate risk with respect to each of those non-U.S. currencies relative to the U.S. dollar. An investor’s net exposure will depend on the extent to which each of those non-U.S. currencies strengthens or weakens against the U.S. dollar and the relative weight of the securities denominated in those non-U.S. currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those non-U.S. currencies, the value of the MXEA Index will be adversely affected and any payments on the Buffered PLUS determined based in part on the MXEA Index may be reduced.

Exchange rate movements for a particular currency are volatile and are the result of numerous factors, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. Of particular importance to potential currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments between the countries represented in the MXEA Index and the United States; and

o	the extent of governmental surpluses or deficits in the countries represented in the MXEA Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the MXEA Index, the United States and other countries important to international trade and finance.

▪	The Buffered PLUS are subject to small-capitalization companies risk with respect to the RTY Index. The RTY Index tracks companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore securities linked to the RTY Index may be more volatile than an investment linked to an index with component stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their

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corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	Historical performance of the basket components should not be taken as any indication of the future performance of the basket components over the term of the Buffered PLUS. The value of each basket component has fluctuated in the past and may, in the future, experience significant fluctuations. The historical performance of a basket component is not an indication of the future performance of that basket component over the term of the Buffered PLUS. The historical correlation between basket components is not an indication of the future correlation between them over the term of the Buffered PLUS. Therefore, the performance of the basket components over the term of the Buffered PLUS may bear no relation or resemblance to the historical performance of any of the basket components.

Risks Relating to Conflicts of Interest

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the Buffered PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Buffered PLUS prior to or during the lookback observation period and prior to maturity could adversely affect the values of the basket components and the basket and, as a result, could decrease the amount an investor may receive on the Buffered PLUS at maturity. Any of these hedging or trading activities prior to or during the lookback observation period could potentially increase the lookback component values and, therefore, the value at or above which the basket components must close on the valuation date so that the investor does not suffer a loss on their initial investment in the Buffered PLUS. Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could potentially affect the value of the basket components on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪	We and our affiliates, and any dealer participating in the distribution of the Buffered PLUS, may engage in various activities or make determinations that could materially affect your Buffered PLUS in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the Buffered PLUS, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the Buffered PLUS.

In connection with our normal business activities and in connection with hedging our obligations under the Buffered PLUS, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the basket components or the securities composing the basket components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Buffered PLUS. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Buffered PLUS into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the Buffered PLUS.

In addition, the role played by Barclays Capital Inc., as the agent for the Buffered PLUS, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Buffered PLUS. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Buffered PLUS and such compensation or financial benefit may serve as an incentive to sell the Buffered PLUS instead of other investments. Furthermore, we and our affiliates establish the offering price of the Buffered PLUS for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, the selected dealer or its affiliates will have the option to conduct a material portion of the hedging activities for us in connection with the Buffered PLUS. The selected dealer or its affiliates would expect to realize a projected profit from such hedging activities, and this projected profit would be in addition to any selling concession that the selected dealer realizes for the sale of the Buffered PLUS to you. This additional projected profit may create a further incentive for the selected dealer to sell the Buffered PLUS to you.

In addition to the activities described above, we will also act as the calculation agent for the Buffered PLUS. As calculation agent, we will determine any values of the basket components and the basket and make any other determinations necessary to calculate any payments on the Buffered PLUS. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to a basket component on any date that the values of the basket components are to be determined; if a basket component is discontinued or if the sponsor of a basket component fails to publish that basket component, selecting a successor index or, if no successor index is available, determining any value necessary to calculate any payments on the Buffered PLUS; and calculating the value of a basket component on any date of determination in the event of certain changes in or modifications to that basket component. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the Buffered PLUS, and any of these determinations may adversely affect any payments on the Buffered PLUS.

Risks Relating to the Estimated Value of the Buffered PLUS and the Secondary Market

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▪	The Buffered PLUS will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Buffered PLUS in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Because other dealers are not likely to make a secondary market for the Buffered PLUS, the price, if any, at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Buffered PLUS. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the Buffered PLUS (as described on the cover page of this document), which may inhibit the development of a secondary market for the Buffered PLUS. The Buffered PLUS are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your Buffered PLUS to maturity.

▪	The market price of the Buffered PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the Buffered PLUS in the secondary market. Although we expect that generally the values of the basket components on any day will affect the value of the Buffered PLUS more than any other single factor, other factors that may influence the value of the Buffered PLUS include:

o	the volatility (frequency and magnitude of changes in value) of the basket components;

o	the correlation (or lack of correlation) among the basket components;

o	dividend rates on the securities composing the basket components;

o	interest and yield rates in the market;

o	time remaining until the Buffered PLUS mature;

o	supply and demand for the Buffered PLUS;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities composing the basket components and that may affect the final basket value;

o	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the securities composing the TPX Index and the MXEA Index trade; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Basket Overview” below. You may receive less, and possibly significantly less, than the stated principal amount if you try to sell your Buffered PLUS prior to maturity.

▪	The estimated value of your Buffered PLUS is lower than the initial issue price of your Buffered PLUS. The estimated value of your Buffered PLUS on the pricing date is lower than the initial issue price of your Buffered PLUS. The difference between the initial issue price of your Buffered PLUS and the estimated value of the Buffered PLUS is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Buffered PLUS, the estimated cost that we may incur in hedging our obligations under the Buffered PLUS, and estimated development and other costs that we may incur in connection with the Buffered PLUS. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

▪	The estimated value of your Buffered PLUS might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your Buffered PLUS on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the Buffered PLUS is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your Buffered PLUS on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Buffered PLUS may not be consistent with those of other financial institutions that may be purchasers or sellers of Buffered PLUS in the secondary market. As a result, the secondary market price of your Buffered PLUS may be materially different from the estimated value of the Buffered PLUS determined by reference to our internal pricing models.

▪	The estimated value of your Buffered PLUS is not a prediction of the prices at which you may sell your Buffered PLUS in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of

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your Buffered PLUS and may be lower than the estimated value of your Buffered PLUS. The estimated value of the Buffered PLUS will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Buffered PLUS from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Buffered PLUS in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Buffered PLUS. Further, as secondary market prices of your Buffered PLUS take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Buffered PLUS such as fees, commissions, discounts, and the costs of hedging our obligations under the Buffered PLUS, secondary market prices of your Buffered PLUS will likely be lower than the initial issue price of your Buffered PLUS. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Buffered PLUS from you in secondary market transactions, if any, will likely be lower than the price you paid for your Buffered PLUS, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the Buffered PLUS in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Buffered PLUS. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Buffered PLUS in the secondary market (if Barclays Capital Inc. makes a market in the Buffered PLUS, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Buffered PLUS on the pricing date, as well as the secondary market value of the Buffered PLUS, for a temporary period after the initial issue date of the Buffered PLUS. The price at which Barclays Capital Inc. may initially buy or sell the Buffered PLUS in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Buffered PLUS.

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Basket Overview

The basket is an unequally weighted basket composed of four indices.

Basket component information as of April 24, 2024
	Bloomberg Ticker Symbol	Current Basket Component Value	52 Weeks Ago (4/26/2023)	52 Week High	52 Week Low	Weighting
S&P 500® Index	SPX	5,071.63	4,055.99	5,254.35	4,055.99	43%
TOPIX® Index	TPX	2,710.73	2,023.90	2,813.22	2,023.90	28%
MSCI EAFE® Index	MXEA	2,282.78	2,135.76	2,357.74	1,942.89	23%
Russell 2000® Index	RTY	1,995.426	1,730.411	2,124.547	1,636.938	6%

The following graph is calculated to show the performance of the basket during the period from January 4, 2019 through April 24, 2024 assuming that on January 4, 2019, the basket components were weighted as set forth above, the lookback component values were determined and the initial basket value was set equal to 100, and illustrates the effect of the offset and/or correlation among the basket components during such period. The graph does not take into account the buffer, the leverage factor or the maximum payment at maturity on the Buffered PLUS, nor does it attempt to show your expected return on an investment in the Buffered PLUS. You cannot predict the future performance of any basket component or of the basket as a whole, or whether an increase in the level of a basket component will be offset by a decrease in the level of another basket component. The historical performance of the basket and the degree of correlation between the value trends of the basket components (or lack thereof) should not be taken as an indication of the future performance of the basket.

Historical Basket Performance*— January 2, 2019 through April 24, 2024

*The dotted line indicates 90% of the hypothetical value of the basket on April 24, 2024 as a hypothetical illustration of the buffer amount of 10%. The actual level below which you will lose some of your initial investment will be 90% of the initial basket value.

Past performance is not indicative of future results.

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The following tables set forth the published high, low and period-end closing levels of the SPX Index, the MXEA Index and the RTY Index for each quarter for the period of January 2, 2019 through April 24, 2024. The following table set forth the published high, low and period-end closing levels of the TPX Index for each quarter for the period of January 4, 2019 through April 24, 2024. The associated graphs show the closing levels of each basket component for each day in the same period. The closing level of each basket component on April 24, 2024 is set forth in the table above under the column “Current Basket Component Value.” We obtained the closing levels of the basket components from Bloomberg Professional® service, without independent verification. Historical performance of the basket components should not be taken as an indication of future performance. Future performance of the basket components may differ significantly from historical performance, and no assurance can be given as to the closing level of the basket components during the term of the Buffered PLUS, including on any scheduled trading day for the applicable basket component during the lookback observation period or on the valuation date. We cannot give you assurance that the performance of the basket components will not result in a loss on your initial investment.

S&P 500® Index Overview

The SPX Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the SPX Index, see “Indices—The S&P U.S. Indices” in the accompanying underlying supplement.

S&P 500® Index	High	Low	Period End
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter (through April 24, 2024)	5,243.77	4,967.23	5,071.63
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SPX Index Historical Performance— January 2, 2019 to April 24, 2024

Past performance is not indicative of future results.

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TOPIX® Index Overview

The TPX Index is a free float-adjusted market capitalization-weighted index of common stocks listed on the Tokyo Stock Exchange covering an extensive portion of the Japanese stock market. For more information about the TPX Index, see “Indices—The TOPIX® Index” in the accompanying underlying supplement.

TOPIX® Index	High	Low	Period End
2019
First Quarter	1,627.59	1,471.16	1,591.64
Second Quarter	1,630.68	1,498.96	1,551.14
Third Quarter	1,623.27	1,478.03	1,587.80
Fourth Quarter	1,747.20	1,568.87	1,721.36
2020
First Quarter	1,744.16	1,236.34	1,403.04
Second Quarter	1,630.72	1,325.13	1,558.77
Third Quarter	1,661.93	1,496.06	1,625.49
Fourth Quarter	1,819.18	1,579.33	1,804.68
2021
First Quarter	2,012.21	1,791.22	1,954.00
Second Quarter	1,983.54	1,849.04	1,943.57
Third Quarter	2,118.87	1,880.68	2,030.16
Fourth Quarter	2,055.56	1,926.37	1,992.33
2022
First Quarter	2,039.27	1,758.89	1,946.40
Second Quarter	1,969.98	1,818.94	1,870.82
Third Quarter	2,006.99	1,835.94	1,835.94
Fourth Quarter	2,018.80	1,847.58	1,891.71
2023
First Quarter	2,071.09	1,868.15	2,003.50
Second Quarter	2,300.36	1,961.28	2,288.60
Third Quarter	2,430.30	2,221.48	2,323.39
Fourth Quarter	2,391.05	2,218.89	2,366.39
2024
First Quarter	2,813.22	2,378.79	2,768.62
Second Quarter (through April 24, 2024)	2,759.64	2,626.32	2,710.73
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TPX Index Historical Performance— January 4, 2019 to April 24, 2024

Past performance is not indicative of future results.

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MSCI EAFE® Index Overview

The MXEA Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of certain developed markets, excluding the United States and Canada. For more information about the MXEA Index, see “Indices—The MSCI Indices” in the accompanying underlying supplement.

MSCI EAFE® Index	High	Low	Period End
2019
First Quarter	1,907.49	1,708.59	1,875.43
Second Quarter	1,928.10	1,817.39	1,922.30
Third Quarter	1,949.70	1,797.33	1,889.36
Fourth Quarter	2,042.90	1,846.42	2,036.94
2020
First Quarter	2,057.74	1,354.30	1,559.59
Second Quarter	1,854.00	1,487.08	1,780.58
Third Quarter	1,925.15	1,783.59	1,855.32
Fourth Quarter	2,161.48	1,780.08	2,147.53
2021
First Quarter	2,256.88	2,124.05	2,208.32
Second Quarter	2,382.76	2,219.15	2,304.92
Third Quarter	2,404.80	2,253.68	2,281.29
Fourth Quarter	2,377.93	2,223.70	2,336.07
2022
First Quarter	2,365.59	1,977.61	2,181.63
Second Quarter	2,182.74	1,823.08	1,846.28
Third Quarter	1,970.07	1,654.25	1,661.48
Fourth Quarter	2,013.56	1,647.94	1,943.93
2023
First Quarter	2,133.83	1,955.87	2,092.60
Second Quarter	2,170.84	2,041.81	2,131.72
Third Quarter	2,199.36	2,019.39	2,031.26
Fourth Quarter	2,241.21	1,942.89	2,236.16
2024
First Quarter	2,357.74	2,162.91	2,349.42
Second Quarter (through April 24, 2024)	2,345.86	2,236.31	2,282.78
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MXEA Index Historical Performance— January 2, 2019 to April 24, 2024

Past performance is not indicative of future results.

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Russell 2000® Index Overview

The RTY Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. For more information about the RTY Index, see “Indices—The Russell Indices” in the accompanying underlying supplement.

Russell 2000® Index	High	Low	Period End
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter (through April 24, 2024)	2,102.837	1,942.958	1,995.426
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RTY Index Historical Performance— January 2, 2019 to April 24, 2024

Past performance is not indicative of future results.

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Additional Information about the Buffered PLUS

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Buffered PLUS. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel, the Buffered PLUS should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the basket. Assuming this treatment is respected, upon a sale or exchange of the Buffered PLUS (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Buffered PLUS, which should equal the amount you paid to acquire the Buffered PLUS. This gain or loss on your Buffered PLUS should be treated as long-term capital gain or loss if you hold your Buffered PLUS for more than a year, whether or not you are an initial purchaser of Buffered PLUS at the original issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Buffered PLUS could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the Buffered PLUS do not have a “delta of one” within the meaning of the regulations, our special tax counsel is of the opinion that these regulations should not apply to the Buffered PLUS with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the Buffered PLUS.

Trustee:	The Bank of New York Mellon
Use of proceeds and hedging:

The net proceeds we receive from the sale of the Buffered PLUS will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the Buffered PLUS through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the Buffered PLUS by taking positions in the basket components and the securities composing the basket components, futures and options contracts on the basket components and the securities composing

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Lookback Entry Buffered PLUS Based on the Performance of a Basket of Four Indices due October 29, 2026

Lookback Entry Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

the basket components and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the value of the basket components, the market value of the Buffered PLUS or any amounts payable on your Buffered PLUS. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.
ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.
Validity of the Buffered PLUS:	In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the Buffered PLUS offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Buffered PLUS will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of July 14, 2023, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on July 14, 2023, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Buffered PLUS and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated July 14, 2023, which has been filed as an exhibit to the report on Form 6-K referred to above.

This document represents a summary of the terms and conditions of the Buffered PLUS. We encourage you to read the accompanying prospectus, prospectus supplement and underlying supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission for each Buffered PLUS they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each Buffered PLUS, in each case as specified on the cover page of this document.

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